Exhibit 23.2

Consent of Independent Registered Public Accounting Firm, KPMG LLP

The Board of Directors

Ignyta, Inc.:

We consent to the use of our report dated March 14, 2017, with respect to the balance sheet of Ignyta, Inc. as of December 31, 2016, and the related statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the period ended December 31, 2016, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Diego, California

October 18, 2017